UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2022

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below in Item 5.07 of this Form 8-K, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc. (the “Company”) held on April 26, 2022, over 94% of the shares present and entitled to vote approved the second amendment of the Company’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”) for the purpose of extending the restriction release date from April 19, 2023 until April 19, 2026 of certain provisions relating to restrictions on the transfer or other disposition of shares of the Company’s Common Stock (the “Section 382 Transfer Restrictions”). The Section 382 Transfer Restrictions are intended to prevent an ownership change that could substantially reduce the significant long-term potential benefits of the Company’s net operating loss carryforwards and deferred tax assets.

On April 26, 2022, the Company filed with the Secretary of State of the State of Delaware the Second Certificate of Amendment to the Certificate of Incorporation (the “Second Certificate of Amendment”) to effect the additional three-year extension of the Section 382 Transfer Restrictions. The Second Certificate of Amendment became effective upon filing on April 26, 2022. The foregoing description of the Second Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Certificate of Amendment. The full text of the Second Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on April 26, 2022. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the five director nominees to serve as directors until the Company’s 2023 Annual Meeting of Stockholders and until a successor is duly elected and qualified. Each nominee was a current director of the Company who was re-elected. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Stephen D. Williams	24,673,396	12,955,161	6,543,050

Ana B. Amicarella	35,654,385	1,974,172	6,543,050

J. Brett Harvey	28,084,941	9,543,616	6,543,050

Walter J. Scheller, III	37,028,527	600,030	6,543,050

Alan H. Schumacher	36,801,028	827,529	6,543,050

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in accordance with Securities and Exchange Commission compensation disclosure rules. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,604,306	7,922,390	101,861	6,543,050

Proposal 3 – Amendment to Certificate of Incorporation. The stockholders approved an amendment to the Company’s Certificate of Incorporation in order to effect an additional three-year extension to the transfer restrictions designed to avoid imposition of limitations on the utilization of the Company’s net operating losses and deferred tax assets. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,690,986	1,920,472	17,099	6,543,050

Proposal 4 – Ratification of Amendment to the Section 382 Rights Agreement. The stockholders ratified an amendment to the Section 382 Rights Agreement, between the Company and Computershare Trust Company, N.A. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,673,429	3,948,744	6,384	6,543,050

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
44,118,005	41,359	12,243

Proposal 6 – Stockholder Proposal Concerning Majority Voting in Uncontested Director Elections. The stockholders approved the non-binding stockholder proposal requesting that the Company’s Board of Directors initiate the appropriate process to amend the Company’s organizational documents to provide that directors shall be elected by the affirmative vote of a majority of the votes cast at an annual meeting of stockholders in uncontested elections. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,949,919	12,569,328	109,310	6,543,050

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Exhibit Description

3.1	Second Certificate of Amendment, dated April 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: April 26, 2022	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

4